ARTICLES SUPPLEMENTARY
                                      TO
                          ARTICLES OF INCORPORATION
                                      OF
                          INVESCO SECTOR FUNDS, INC.


      INVESCO Sector Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland, registered as an open-end investment company under the Investment Company Act of 1940, and having its registered office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: By unanimous approval, at a meeting held on October 11, 1998, the board of directors of the Corporation has created an additional class of shares of INVESCO Technology Portfolio common stock of the Corporation designated as the INVESCO Technology Fund - Class I shares, and has authorized 100,000,000 additional shares of stock to be allocated to said Class. The aggregate number of shares of stock of all series which the Corporation had the authority to issue before creation of a new class of the INVESCO Technology Portfolio Common Stock was one billion (1,000,000,000) shares of Common Stock with a par value of $0.01 per share. The aggregate number of shares of stock of all series/classes which the Corporation shall have the authority to issue after creation of a new class of the INVESCO Technology Fund Common Stock, is one billion (1,000,000,000) shares of Common Stock. The newly designated class of INVESCO Technology Fund common stock designated as INVESCO Technology Fund - Class I has a par value of $.01 per share.

     SECOND: By unanimous approval, at a meeting held on October 11, 1998, the board of directors of the Corporation approved changing the name of the current INVESCO Technology Portfolio to INVESCO Technology Fund - Class II.

     THIRD: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

     FOURTH: A description of the common stock so classified, including the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Corporation.

     FIFTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     SIXTH: The undersigned, the treasurer of the Corporation, who is executing on behalf of the Corporation the foregoing Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name of and on behalf of the Corporation, that the foregoing Articles Supplementary are the corporate act of the Corporation and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Sector Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its treasurer and witnessed by its secretary on the 28th day of December, 1998.

     These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                              INVESCO SECTOR FUNDS, INC.



                              By:   /s/ Ronald L. Grooms
                                    -------------------------------
                                        Ronald L. Grooms, Treasurer

ATTEST:

By:   /s/ Glen A. Payne
      -------------------------
      Glen A. Payne, Secretary

      I, Michael T. Branstiter, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Ronald L. Grooms, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 28th day of December, 1998.


                                    /s/ Michael T. Branstiter
                                    ------------------------------------
                                    Notary Public

My Commission Expires: 03/14/2002